A SPECIAL LETTER TO SHAREHOLDERS OF PUTNAM INCOME FUND

(date)
Dear Shareholder:

You recently received a proxy statement and proxy card regarding the Putnam Income Fund shareholder meeting scheduled to be held on April 6, 1995.
Our most recent records indicate that you have not yet voted with respect to the meeting agenda. It is important that you participate in voting your shares. Accordingly, over the next few days, representatives of the fund will try to contact you by telephone to answer any questions you may have regarding the meeting agenda and ask you to vote by telephone.

The fund is offering shareholders who have not yet voted the opportunity to use our vote-by-phone program, the procedures for which are described in the proxy statement. For your convenience, we have included a duplicate proxy card should you prefer to vote by mail. Please take time to consider these proposals carefully. Remember, your vote is important to us. Thank you.


Sincerely,


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                     VOTE BY PHONE CONFIRMATION LETTER
                                 (WRITTEN)

                          PROXY VOTE CONFIRMATION

(SHAREHOLDER NAME & ADDRESS)

(NAME OF FUND)
Meeting of Shareholders April 6, 1995
Account:
Shares:

          Vote Received: (List proposals voted as on proxy card)

                         (FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-xxx-xxxx immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time, on April 5, 1995.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)

gram7